Exhibit 99.1

Bowman Consulting Group Announces Record First Quarter Results and Increases 2022 Outlook

Reston, Va., May 11, 2022 (BUSINESS WIRE) – Bowman Consulting Group Ltd. (Nasdaq: BWMN) (“Bowman” or the “Company”), a national engineering services firm supporting owners and developers of the built environment, today announced record revenue and results of operations for the three months ended March 31, 2022.

“We are starting the year strong with a terrific first quarter”, said Gary Bowman, Chairman and CEO of Bowman. “It was a busy three months and things are not slowing down. During the quarter we acquired Perry Engineering, raised $17 million of additional equity for growth, continued the process of integrating our acquisitions from last year and delivered record net service revenue that exceeded estimates. At the same time, we grew backlog and increased our full year outlook. Last week we announced the acquisition of McMahon Associates, our largest to date, demonstrating our continuing commitment to strategic diversification. We remain steadfast in our approach to disciplined growth and increasing shareholder value.”

Financial Highlights for the three months ended March 31, 2022, compared to March 31, 2021:

•	Gross revenue of $52.5 million, compared to $31.8 million, a 65% increase

•	Net service billing[1] of $47.7 million, compared to $28.9 million, a 65% increase

•	Net income of $1.5 million, compared to $1.0 million, a 50% increase

•	Adjusted EBITDA[1] of $7.4 million, compared to $4.1 million, an 81% increase

•	Adjusted EBITDA margin, net [1] of 15.5%, compared to 14.2% million, a 130 basis point increase

•	Gross backlog[1] of $173 million, compared to $116 million, a 49% increase and a $6 million, or 4%, increase from December 31, 2021

Business Highlights during the First Quarter:

•	Closed on the acquisition of Perry Engineering – Jan 2022

•	Closed on $16.9 million equity raise – Feb 2022

Business Highlights subsequent to the First Quarter:

•	Closed on the acquisition of McMahon Associates – May 2022

Fiscal Year 2022 Guidance

The Company is increasing its full year 2022 outlook for Net Service Billing to be in the range of $185 to $200 million and Adjusted EBITDA in the range of $25 to $29 million. This presents an increase from the previous guidance of $170 to $185 million of Net Service Billing and $23 to $27 million of Adjusted EBITDA. The current outlook for 2022 is based on completed acquisitions as of the date of this release and does not include contributions from any future acquisitions. The Company expects to continue making strategic and financially accretive acquisitions that are not yet reflected in this current outlook. Management will discuss the Company’s acquisition pipeline during its upcoming earnings call.

FY 2022 Earnings Webcast

Bowman will host an earnings webcast to discuss the results of the quarter as follows:

Date:       May 12, 2022

Time:       9:00 a.m. Eastern Time

Hosts:      Gary Bowman, Chairman and CEO and Bruce Labovitz, Chief Financial Officer

Where:     http://investors.bowman.com

[1]	Non-GAAP financial metrics the Company believes offer valuable perspective on results of operations. See Non-GAAP tables below for reconciliations.

About Bowman Consulting Group Ltd.

Headquartered in Reston, Virginia, Bowman is an established professional services firm delivering innovative engineering solutions to customers who own, develop, and maintain the built environment. With over 1,400 employees in more than 60 offices throughout the United States, Bowman provides a variety of planning, engineering, construction management, commissioning, environmental consulting, geomatics, survey, land procurement and other technical services to customers operating in a diverse set of regulated end markets. For more information, visit bowman.com or investors.bowman.com.

Contact:

Investor Relations

Bruce Labovitz

ir@bowman.com

(703) 787-3403

Megan McGrath

mmcgrath@finprofiles.com

(310) 622-8248

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate”, “believe”, “continue”, “estimate”, “expect”, “intend”, “may”, “will”, “goal” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, These forward-looking statements are subject to several assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. Considering these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipates or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements after the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

We supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, with certain non-GAAP financial measures, as described below, to help represent, explain, and understand our operating performance. These non-GAAP financial measures may be different than similarly referenced measures used by other companies. The non-GAAP measures are intended to enhance investors’ overall understanding and evaluation of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We present these non-GAAP financial measures to assist investors in seeing our financial performance in a manner more aligned with management’s view and believe these measures provide additional tools by which investors can evaluate our core financial performance over multiple periods relative to other companies in our industry. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

BOWMAN CONSULTING GROUP LTD. AND AFFILIATES

CONDENSED CONSOLIDATED INCOME STATEMENTS

	For the Three Months Ended March 31,
(Amounts in thousands except per share data)	2022	2021
Gross Contract Revenue	$52,461	$31,802
Contract costs: (exclusive of depreciation and amortization below)
Direct payroll costs	20,659	13,222
Sub-consultants and expenses	4,760	2,934

Total contract costs	25,419	16,156

Operating Expenses:
Selling, general and administrative	22,821	12,749
Depreciation and amortization	2,389	1,428
(Gain) on sale	(6)	(26)

Total operating expenses	25,204	14,151

Income from operations	1,838	1,495

Other (income) expense	498	205

Income before tax expense	1,340	1,290
Income tax expense	(117)	309

Net income	$1,457	$981

Earnings allocated to non-vested shares	254	124

Net income attributable to common shareholders	$1,203	$857

Earnings per share
Basic	$0.12	$0.17
Diluted	$0.12	$0.17
Weighted average shares outstanding:
Basic	9,926,395	5,083,470
Diluted	10,043,794	5,096,597

BOWMAN CONSULTING GROUP LTD. AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
(Amounts in thousands except per share data)	(Unaudited)
ASSETS
Current Assets
Cash and equivalents	$34,938	$20,619
Accounts receivable, net	45,372	38,491
Contract assets	10,396	9,189
Notes receivable - officers, employees, affiliates, current portion	1,207	1,260
Prepaid and other current assets	5,440	4,850

Total current assets	97,353	74,409
Non-Current Assets
Property and equipment, net	20,745	20,202
Goodwill	29,148	28,471
Notes receivable	903	903
Notes receivable - officers, employees, affiliates, less current portion	1,200	1,218
Other intangible assets, net	11,819	12,286
Other assets	721	681

Total Assets	$161,889	$138,170

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities, current portion	21,026	17,921
Contract liabilities	5,551	4,623
Notes payable, current portion	4,572	4,450
Deferred rent, current portion	721	724
Capital lease obligation, current portion	5,491	5,136

Total current liabilities	37,361	32,854
Non-Current Liabilities
Notes payable, less current portion	7,399	8,407
Deferred rent, less current portion	4,063	4,179
Capital lease obligation, less current portion	10,705	10,020
Deferred tax liability, net	4,290	4,290
Common shares subject to repurchase	—	7

Total liabilities	$63,818	$59,757

Shareholders’ Equity
Preferred Stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 30,000,000 shares authorized; 14,809,363 shares issued and 12,562,009 outstanding, and 13,690,868 shares issued and 11,489,579 outstanding, respectively	148	137
Additional paid-in-capital	139,996	120,842
Treasury stock, at cost; 2,247,354 and 2,201,289, respectively	(18,476)	(17,488)
Stock subscription notes receivable	(253)	(277)
Accumulated deficit	(23,344)	(24,801)

Total shareholders’ equity	$98,071	$78,413

TOTAL LIABILITIES AND EQUITY	$161,889	$138,170

BOWMAN CONSULTING GROUP LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
(Amounts in thousands except per share data)	2022	2021
Cash Flows from Operating Activities:
Net Income	$1,457	$981
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization - property, plant and equipment	1,922	1,360
Amortization of intangible assets	468	68
Gain on sale of assets	(6)	(26)
Bad debt	152	92
Stock based compensation	3,236	1,149
Deferred taxes	—	109
Deferred rent	(119)	(95)
Changes in operating assets and liabilities
Accounts Receivable	(6,945)	(3,608)
Contract Assets	(721)	(100)
Prepaid expenses and other assets	(630)	(169)
Accounts payable and accrued expenses	2,960	698
Contract Liabilities	640	(414)

Net cash provided by operating activities	2,414	45
Cash Flows from Investing Activities:
Purchases of property and equipment	(198)	(438)
Fixed assets converted to lease financing	278	—
Proceeds from sale of assets	6	26
Amounts advanced under loans to shareholders	—	(364)
Payments received under loans to shareholders	70	75
Acquisitions of businesses, net of cash acquired	(550)	(640)
Collections under stock subscription notes receivable	24	33

Net cash used in investing activities	(370)	(1,308)

Cash Flows from Financing Activities:
Proceeds from common stock offering, net of underwriting discounts and commissions and other offering costs	15,475	—
Net borrowings under revolving line of credit	—	3,460
Repayments under fixed line of credit	(182)	(179)
Repayment under notes payable	(905)	(151)
Payments on capital leases	(1,414)	(975)
Payment of contingent consideration from acquisitions	—	(1)
Payment of offering costs	—	(417)
Payments for purchase of treasury stock	(988)	(559)
Proceeds from issuance of common stock	289	18

Net cash provided by financing activities	12,275	1,196

Net increase (decrease) in cash and cash equivalents	14,319	(67)

Cash and cash equivalents, beginning of period	20,619	386

Cash and cash equivalents, end of period	$34,938	$319

BOWMAN CONSULTING GROUP LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Three Months Ended March 31,
(Amounts in thousands except per share data)	2022	2021
Supplemental disclosures of cash flow information:
Cash paid for interest	$344	$203

Cash paid for income taxes	$279	—

Non-cash investing and financing activities
Property and equipment acquired under capital lease	$(2,456)	$(1,330)

Stock redemption for exercise of stock option	—	$139

Issuance of notes payable for acquisitions	$(200)	—

BOWMAN CONSULTING GROUP LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

	For the Three Months Ended March 31,
(Amounts in thousands except per share data)	2022	2021
Gross contract revenue	$52,461	$31,802
Contract costs (exclusive of depreciation and amortization)	25,419	16,156
Operating expense	25,204	14,151

Income from operations	1,838	1,495
Other (income) expense	498	205
Income tax expense (benefit)	(117)	309

Net income	$1,457	$981

Net margin	2.8%	3.1%
Other financial information [1]
Net service billing	$47,701	$28,868
Adjusted EBITDA	7,404	4,086
Adjusted EBITA margin, net	15.5%	14.2%

	For the Three Months Ended March 31,
(Amounts in thousands except per share data)	2022	2021
Gross revenue	$52,461	$31,802
Less: sub-consultants and other direct expenses	4,760	2,934

Net services billing	$47,701	$28,868

BOWMAN CONSULTING GROUP LTD.

GROSS CONTRACT REVENUE COMPOSITION

	For the Three Months Ended March 31,
(Amounts in thousands)	2022	%GCR	2021	%GCR	Change	% Change
Building Infrastructure [1]	$38,762	73.9%	$21,037	66.1%	$17,725	84.3%
Transportation	3,970	7.6%	4,122	13.0%	(152)	(3.7%)
Power & Utilities	7,637	14.5%	5,045	15.9%	2,592	51.4%
Other emerging markets [2]	2,092	4.0%	1,598	5.0%	494	30.9%

Total:	$52,461	100.0%	$31,802	100.0%	$20,659	65.0%

Organic	$42,910	81.6%	$29,879	94.0%	$13,031	43.6%
Acquired	9,551	18.4%	1,923	6.0%	7,628	21.3%

Total:	$52,461	100.0%	$31,802	100.0%	$20,659	65.0%

[1]	formerly referred to as Communities, homes & buildings
[2]	represents renewable energy, mining, water resources and other

BOWMAN CONSULTING GROUP LTD.

BACKLOG AT MARCH 31, 2022

(Unaudited)

(Amounts in thousands)	Gross Backlog
Building Infrastructure	112,450
Transportation	31,140
Power & Utilities	25,950
Emerging Markets	3,460

Total	$173,000